ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140764584-41
	Filing Date and Time 11/17/2014 11:07 AM
	Entity Number E0033402007-8

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Ironwood Gold Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

250,000,000 shares, $.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

625,000 shares, $.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

one new share of common stock will be issued for every 400 shares of common stock which were previously outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued. Money and scrip will not be issued to stockholders in lieu of a fraction of a share as all new post split shares will be rounded up to the nearest whole number.

7. Effective date and time of filing: (optional) Date: December 12, 2014 Time: 9:00 a.m.

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Andrew McKinnon, CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.